UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2006, Automatic Data Processing, Inc., a Delaware corporation (the “Company” or “ADP”) entered into a letter agreement with Gary C. Butler, currently President and Chief Operating Officer of ADP, which sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Butler with ADP. In January 2006, ADP announced that Mr. Butler had been elected by ADP’s board of directors to succeed Arthur F. Weinbach as the Company’s Chief Executive Officer effective August 31, 2006, following Mr. Weinbach’s retirement.

The agreement provides that Mr. Butler is currently ADP’s President and Chief Operating Officer and, effective August 31, 2006, shall become its Chief Executive Officer and President, subject to the direction and control of ADP’s board of directors. In addition, it provides that Mr. Butler shall be a member of ADP’s board of directors. The agreement provides for successive one-year terms unless terminated by the Company or Mr. Butler at least six months prior to the end of the applicable one-year term.

Effective July 1, 2006, Mr. Butler’s annual base salary shall be at least $850,000, and his annual target bonus shall be at least $1,200,000. The actual bonus paid to Mr. Butler is based upon his accomplishment of pre-established performance goals (including revenue growth, increased profitability and other significant items) established by the Compensation Committee of ADP’s board of directors (“Compensation Committee”) pursuant to the terms of ADP’s 2001 Executive Incentive Compensation Plan and any successor plan thereto (the “Incentive Plan”). ADP will, provided that the pre-established performance goals established by the Compensation Committee under the applicable ADP 2-year performance-based restricted stock program (“PBRS”, the first program of which, pending approval by the Compensation Committee, will commence July 1, 2006 and end June 30, 2008) have been achieved at the 100% target level, sell Mr. Butler at least 32,000 shares of ADP restricted stock in accordance with the terms and conditions of each such PBRS program and pursuant to the Incentive Plan. If the pre-established performance goals at the 100% target level for any such PBRS program are exceeded or are not achieved, the number of shares of restricted stock sold to Mr. Butler pursuant to such PBRS program will be increased or decreased, as the case may be, by the amount determined pursuant to the terms and conditions in such program. The first time shares of ADP restricted stock can be sold to Mr. Butler pursuant to the PBRS program will be after the completion of the first PBRS program. In addition, on July 1, 2006, ADP will sell Mr. Butler 10,000 shares of its restricted common stock, of which 5,000 shares will have their restrictions lapse January 1, 2007 and 5,000 shares will have their restrictions lapse on January 1, 2008.

Commencing with fiscal year 2007, Mr. Butler will be granted stock options for a minimum of 200,000 shares of ADP common stock each fiscal year during the term of the letter agreement. Mr. Butler’s fiscal year 2007 stock option grant made shall be made on July 1, 2006. Subject to the attainment of any pre-established performance goals that may be set by the Compensation Committee (in its sole discretion), vesting of each such stock option shall be in five equal installments of 20% each, commencing one year after the applicable grant date. In addition, Mr. Butler will be granted a one-time stock option grant for 150,000 shares on July 1, 2006. Subject to the attainment of any pre-established performance goals that may be set by the Compensation Committee (in its sole discretion), vesting of such option shall be in five equal installments of 20% each, commencing one year after the grant date.

Under ADP’s current 3-year growth incentive plan (“GIP”), Mr. Butler’s 100% target level cash bonus will be equal to 70% of his applicable base salary (all as determined by the terms and conditions of the GIP). Under each ADP 2-year accelerated revenue growth program (the “ARP”), the first program of which will, pending approval by the Compensation Committee, commence July 1, 2006 and will end June 30, 2008, the “target number of shares” of ADP restricted stock shall be based on 70% of Mr. Butler’s applicable base salary (all as determined by the terms and conditions of the applicable ARP).

Effective July 1, 2006, ADP will pay Mr. Butler a perquisite allowance of $125,000 each fiscal year. The salary, bonus, stock and other arrangements for Mr. Butler will be reviewed annually by the Compensation Committee and may be increased in its sole discretion. Mr. Butler shall also be entitled to participate in all of ADP’s then current pension, 401(k), medical and health, life, accident, disability and other insurance programs, stock purchase and other plans and arrangements (including all ADP policies relating to the exercise of stock options following a person’s retirement from, or cessation of employment with, ADP) that are generally available to other ADP senior executives.

If the Company terminates Mr. Butler’s employment for cause, ADP’s obligation to make payments to Mr. Butler shall cease on the date of such discharge. The agreement with Mr. Butler provides that “for cause” shall cover circumstances where ADP elects to terminate Mr. Butler’s employment because he has: (i) been convicted of a felony and such conviction has been upheld by a final court of law; (ii) failed or refused to perform his obligations as chief executive officer; (iii) committed any act of negligence in the performance of his duties under the letter agreement and failed to take appropriate corrective action (if such corrective action can be taken); or (iv) committed any act of willful misconduct.

If the Company terminates Mr. Butler’s employment for any reason other than (A) for cause, as discussed above, (B) for death or permanent or serious disability, either physical or mental, (C) on account of a “Change in Control” (as defined in the letter agreement), or (D) because the Compensation Committee either deems it to be in ADP’s best interests for Mr. Butler to retire before his 65th birthday (or if Mr. Butler elects to retire after his 65th birthday) or confers on any other person any authority, duties, responsibilities or powers superior or equal to the authority, duties, responsibilities or powers that Mr. Butler has as ADP’s Chief Executive Officer on August 31, 2006, Mr. Butler will, for 24 months after such termination date: (i) receive the annual base salary as set forth above; (ii) have his Company stock options continue to vest; (iii) have the restrictions on his restricted stock continue to lapse (without regard to any performance goals); and (iv) continue to participate in each of the then ongoing PBRS and ARP restricted stock programs, and the GIP cash program, in the same manner as would have been the case had he continued to be an ADP employee and, if the performance goals established by the Compensation Committee under the applicable programs have been met,

Mr. Butler shall receive the number of shares of restricted stock or cash, as the case may be, that he would have been entitled to receive had he continued to be an ADP employee.

If Mr. Butler dies or becomes permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services under the letter agreement, ADP may terminate his employment. ADP shall continue to pay Mr. Butler’s full compensation up to and including the effective date of his termination for death or disability. For 36 months after such termination date, he will: (i) receive the annual base salary as set forth above; (ii) receive his restricted stock and unvested ADP stock options, all of which shall automatically vest on the date of his death or termination for disability; and (iii) continue to participate in each of the then ongoing PBRS and ARP restricted stock programs, and the GIP cash program, in the same manner as would have been the case had he continued to be an ADP employee and, if the performance goals established by the Compensation Committee under the applicable programs have been met, he shall receive the number of shares of restricted stock or cash, as the case may be, that he would have been entitled to receive had he continued to be an ADP employee.

If Mr. Butler elects to voluntarily leave ADP in the absence of a Change in Control (other than where the Compensation Committee determines that it is in ADP’s best interests for Mr. Butler to retire before his 65th birthday or confers on any other person any authority, duties, responsibilities or powers superior or equal to the authority, duties, responsibilities or powers that Mr. Butler has as ADP’s Chief Executive Officer on August 31, 2006, or if Mr. Butler elects to retire after his 65th birthday), ADP’s obligation to make any payment to Mr. Butler shall cease on the date his employment ends.

If Mr. Butler’s employment is terminated other than for cause, or he resigns for “good reason,” within 24 months following a Change in Control of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such Change in Control, to 200% if it occurs in the third year, to 100% if it occurs after the third year, of his “current total annual compensation” (as defined below). In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed (without regard to any performance goals). In addition, (i) the number of shares of restricted stock Mr. Butler would have been entitled to receive had the performance goals been achieved at the 100% target rate in each of the then ongoing PBRS and ARP restricted stock programs shall be immediately and automatically sold to him and all restrictions thereon removed, and (ii) if the Change in Control occurs prior to the completion of the GIP, he will receive the same payment that he otherwise would have received had the GIP achieved its 100% target rate.

For purposes of the letter agreement, “good reason” means any action which results in a diminution in any respect in Mr. Butler’s current position, authority, duties or responsibilities as ADP’s Chief Executive Officer, or a reduction in the overall level of his compensation or benefits.

Mr. Butler’s “current total annual compensation” equals his highest rate of annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates.

Mr. Butler’s employment agreement provides that in the event any payment from the Company to him following a Change in Control results in the imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed. Mr. Butler is also entitled to receive, on an item-by-item basis, the greater of the benefits and payments and more favorable conditions provided under his employment agreement and/or the ADP Change in Control Severance Plan for Corporate Officers.

If the Compensation Committee deems it to be in ADP’s best interests that Mr. Butler retire prior to reaching his 65th birthday or if he decides to retire at any time after his 65th birthday, then on the date of his retirement, all of Mr. Butler’s restricted stock then owned by him shall continue to be owned by him and the restrictions thereon will continue to lapse in the same manner as would have been the case had he continued to be an ADP employee. In addition, Mr. Butler will continue to participate in each of the then ongoing PBRS and ARP restricted stock programs and the GIP cash program in the same manner as would have been the case had he continued to be an ADP employee and he shall receive the number of shares of restricted stock and/or cash, as the case may be, he would have been entitled to receive had he continued to be an ADP employee, the restrictions on which will continue to lapse in the same manner as would have been the case had he continued to be an ADP employee. Further, all of Mr. Butler’s outstanding unvested stock options shall vest on his retirement date.

If ADP’s board of directors confers on any other person (including any other ADP director, officer or associate) any authority, duties, responsibilities or powers superior or equal to the authority, duties, responsibilities or powers he has as ADP’s Chief Executive Officer on August 31, 2006, Mr. Butler may deem such action to constitute a request that he immediately retire in the best interests of ADP, in which case the arrangements set forth in the foregoing paragraph shall apply.

Under the ADP Supplemental Officers Retirement Plan (the “SORP”), (i) if Mr. Butler’s employment terminates other than for cause, his “Final Average Annual Pay” (as defined in the SORP) shall, to the extent applicable, be deemed to include the applicable compensation attributable to the periods covered by the termination payments made to Mr. Butler under his letter agreement and (ii) if the Compensation Committee deems it to be in ADP’s best interests that Mr. Butler retire prior to his 65th birthday, any early retirement benefit payable under the SORP will not be actuarially reduced to reflect the payment of benefits before his “Normal Retirement Date” (as defined in the SORP).

A copy of this letter agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.2	Letter Agreement, dated as of June 28, 2006 between Automatic Data Processing, Inc. and Gary C. Butler (Management Contract)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Arthur F. Weinbach
Name:	Arthur F. Weinbach
Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.2	Letter Agreement, dated as of June 28, 2006 between Automatic Data Processing, Inc. and Gary C. Butler (Management Contract)